UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, NC 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

$15 Million Financing

On October 2, 2012, Tengion, Inc. (the "Company") entered into several agreements with certain new and existing investors (collectively, the "Investors") to provide financing for the Company of approximately $15 million (the "Financing").  Each of the holders of the demand notes issued by the Company on September 7, 2012 exchanged their demand notes for the securities issued in connection with the Financing.

Pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement") and a Facility Agreement (the "Facility Agreement") between the Company and the Investors, the Investors purchased an aggregate of approximately $15 million of Senior Secured Convertible Notes (the “Notes”) and warrants (together with the Notes, the "Securities") to purchase an aggregate of approximately 51 million shares of the Company’s common stock, par value, $0.001 per share (the "Common Stock").

Pursuant to the Securities Purchase Agreement, the Investors have the right but not the obligation, to cause the Company to issue up to an additional $20 million of Securities on the same terms and conditions contained in the Securities Purchase Agreement and related transaction documents (the "Additional Securities"). Each Investor has the right to purchase its pro rata share of the Additional Securities from time-to-time and at any time prior to June 30, 2013.  The Investors also have the right to participate in any financing conducted by the Company on or before October 2, 2014.

The Securities Purchase Agreement and Facility Agreement contain various representations and warranties, and affirmative and negative covenants, customary for financings of this type, including restrictions on the ability of the Company to incur additional liens on its assets.

The Notes are convertible at any time at the option of each Investor at a current conversion price of $0.75 per share.  The conversion price is subject to a downward adjustment based upon the: (a) volume weighted average price during the five trading day period ("Five-Day VWAP") after the first registration statement filed with the Securities Exchange Commission (the "SEC") registering the shares of Common Stock underlying the Securities is declared effective by the SEC; (b) Five-Day VWAP after the first trading day following the date on which non-affiliates of the Company can freely sell the shares of Common Stock underlying the Notes under Rule 144(b)(i) of the Securities Act of 1933, as amended (the "Securities Act"), in the event the registration statement referenced in (a) above does not register all of the shares of Common Stock underlying the Securities; and (c) issuance(s) by the Company of other securities with an issue or exercise price lower than the then existing conversion price in effect as described in the Notes.

The Notes mature on October 2, 2015.  No payment of principal is required prior to maturity unless there is an event of default or there is a sale of the Company’s assets outside of the ordinary course of business.  Pursuant to the Notes, the Investors may also cause the Company to redeem the Notes upon: (a) the consolidation, merger, share exchange or other change of control transaction; (b) the sale of all or substantially all of the assets of the Company; (c) the issuance by the Company of an aggregate number of shares of Common Stock in excess of forty percent (40%) of the Company's then issued and outstanding shares of Common Stock; (d) the liquidation, bankruptcy insolvency, dissolution  or winding-up of the Company; or (e) the Company's shares of Common Stock cease to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, a "Major Transaction").  The redemption value of the Notes in the event of a Major Transaction will be based upon the Black Scholes Option Pricing Model (the "Black Scholes Value") of the shares underlying the Notes as provided in the Notes.

Upon an event of default, which includes, among other things, a failure to make a payment when due, a failure to deliver shares issuable upon conversion or to timely register such shares, and a failure to obtain stockholder approval by December 1, 2012 of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 750,000,000 shares, the Notes shall be immediately due and payable.  The Notes bear interest at 10% per annum and interest is payable quarterly.  At the option of the Company, the Company may pay interest by the issuance of freely tradable shares of common stock.  Pursuant to a Security Agreement (the “Security Agreement”) between the Company and each investor, the Notes are secured by a lien on all of the Company’s assets, including its intellectual property assets.  This lien is pari passu with the lien held by Horizon Credit II LLC (“Horizon”), an affiliate of Horizon Technology Finance Corporation, the Company’s existing venture debt lender.

The Company also issued to the Investors (i) five-year warrants to purchase up to an aggregate of 16,672,145 shares of common stock (the “Five-Year Warrants”) and (ii) ten-year warrants to purchase up to an aggregate of 33,344,293 shares of common stock (the “Ten-Year Warrants”).  In addition, the Company issued to the holders of the demand notes two-year warrants to purchase up to an aggregate of 1,118,722 shares of common stock (the “Two-Year Warrants” and, together with the Five-Year Warrants and the Ten-Year Warrants, the “Warrants”).  The Warrants are currently exercisable at an exercise price of $0.75 per share.  The exercise price is subject to a downward adjustment based upon the: (a) Five-Day VWAP after the first registration statement filed with the SEC registering the shares of Common Stock underlying the Securities is declared effective by the SEC; (b) Five-Day VWAP after the first trading day following the date on which non-affiliates of the Company can freely sell the shares of Common Stock underlying the Notes under Rule 144(b)(i) of the Securities Act, in the event the registration statement referenced in (a) above does not register all of the shares of Common Stock underlying the Securities; and (c) issuance(s) by the Company of other securities with an issue or exercise price lower than the then existing exercise price in effect as described in the Warrants.  The Warrants also provide for a corresponding adjustment in the number of shares underlying the Warrants in the event of an adjustment to the exercise price.

Pursuant to the Warrants, the Investors may also cause the Company to redeem the Warrants upon a "Major Transaction".  The redemption value of the Warrants in the event of a Major Transaction will be based upon the Black Scholes Value of the shares underlying the Warrants as provided therein.

In connection with the Financing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors.  The Registration Rights Agreement provides that the Company will file a “resale” registration statement (the “Initial Registration Statement”) covering all of the shares of Common Stock issuable upon the conversion of the Notes or the exercise of the Warrants (the “Registrable Shares”), up to the maximum number of shares able to be registered pursuant to applicable SEC regulations, within 30 days of the closing of the Financing.  If any Registrable Shares are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all Registrable Shares have been registered or may be freely tradable pursuant to Rule 144(b)(i).  Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the registration statement(s) until all securities therein are sold or otherwise can be sold without registration and without any restrictions.  The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy specified filing and effectiveness time periods.

The Company has deposited $1 million of the gross proceeds of the Financing into an escrow account pursuant to an Escrow Agreement between the Company, the Investors and Ballard Spahr LLP, as escrow agent.  Upon the achievement of (1) the successful completion of patient implants in the Phase I clinical trial of the Company’s Neo-Urinary Conduit and (2) analysis of in-life data from the Company’s GLP studies for the Neo-Kidney Augment that demonstrates that continued development is warranted (the “Milestones”), the Investors will instruct the escrow agent to release the escrowed funds to the Company.  If the Milestones are not achieved by March 1, 2013, at the direction of the holders of at least 40% of the aggregate principal amount of the Notes, including certain specified holders, the escrow agent will transfer to the Company the portion of the escrowed amount that the holders agree is necessary for the orderly disposition of the Company’s assets.

The Notes and Warrants were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and by Regulation D and Regulation S promulgated thereunder.  All of the holders of the Notes and Warrants are either accredited Investors or are located outside of the United States.  The Company will pay Roth Capital Partners, LLC a fee of 5.5% of the gross proceeds of the Financing.

Right of First Negotiation

On October 2, 2012, the Company entered into a Right of First Negotiation Agreement (the “ROFN Agreement”) with Celgene Corporation ("Celgene"), one of the Investors in the Financing pursuant to which the Company granted Celgene a right of first negotiation to the license, sale, assignment, transfer or other disposition by the Company of any material portion of intellectual property (including patents and trade secrets) or other assets related to the Company’s Neo-Urinary Conduit program.   The ROFN Agreement provides for Celgene to receive Warrants to purchase 50% fewer of the shares that otherwise would have been issued to Celgene pursuant to the Securities Purchase Agreement.  In the event of a change in control of the Company, the ROFN Agreement and all of Celgene’s rights pursuant thereto will automatically terminate in all respects and be of no further force and effect.

Horizon Venture Debt Restructuring

In connection with the Financing, on October 2, 2012, the Company, Horizon and Horizon Technology Finance Corporation entered into a First Amendment of Venture Loan and Security Agreement (the “Loan Amendment”).  The Loan Amendment amends the Venture Loan and Security Agreement dated as of March 14, 2011 pursuant to which Horizon made a loan of $5 million to the Company (the “Horizon Loan”).  The Loan Amendment provides that, effective September 1, 2012, the maturity date for the Horizon Loan is extended from January 1, 2014 until May 1, 2014.  The Company is now required to make monthly interest payments of $39,654.12 through June 1, 2013 and monthly interest and principal payments of $354,779.67 from July 1, 2013 through and including May 1, 2014.  Horizon’s security now includes a lien on the Company’s intellectual property assets.  Effective September 1, 2012, the interest rate on the Horizon Loan was increased from 11.75% to 13.0%.  The promissory note reflecting the Horizon Loan was amended and restated to reflect the terms of the Loan Amendment (the “Amended Horizon Note”).

In connection with the Loan Amendment, the Company paid Horizon a fee of $50,000 and issued Horizon five-year warrants to purchase 569,392 shares of common stock and ten-year warrants to purchase 1,138,785 shares of common stock (collectively, the “Horizon Warrants”).  The Horizon Warrants have the same terms as the Warrants described above.  Through a joinder to the Registration Rights Agreement (the “Registration Rights Joinder”), the Company has agreed to register the shares issuable upon the exercise of the Horizon Warrants.

The foregoing description of each of the Securities Purchase Agreement, the Facility Agreement, the form of Note, the form of Warrant, the Security Agreement, the Registration Rights Agreement, the Escrow Agreement, the ROFN Agreement, the Loan Amendment, the Amended Horizon Note, and the Registration Rights Joinder is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 10.3, 10.4, 10.5, 10.6, 10.7, 4.3 and 10.8 to this Current Report, respectively, and are incorporated herein by reference. The press release announcing the Financing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

On October 2, 2012, the Company and Medtronic, Inc. entered into an agreement (the “Medtronic Termination Agreement”) to terminate that certain Right of First Refusal and Right of First Negotiation Agreement dated March 1, 2011 (the “Medtronic Agreement”).  Pursuant to the Medtronic Agreement, Company had granted Medtronic a right of first refusal to the license, sale, assignment, transfer or other disposition by the Company of any material portion of intellectual property (including patents and trade secrets) or other assets related to Tengion's Neo-Kidney Augment program (an “NKA Transaction”) until October 31, 2013.  Additionally, from November 1, 2013 through July 1, 2014, Medtronic had a right of first negotiation with respect to an NKA Transaction, with an option to convert that right of first negotiation to a right of first refusal.  There are no early termination penalties associated with the Medtronic Termination Agreement.

The foregoing description of the Medtronic Termination Agreement is qualified in its entirety by reference thereto, which is filed as Exhibit 10.9 to this Current Report and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

   (d) Exhibits.

4.1	Form of Senior Secured Convertible Note issued October 2, 2012

4.2	Form of Warrant issued October 2, 2012

4.3	Amended and Restated Secured Promissory Note issued as of September 1, 2012

10.1	Securities Purchase Agreement by and between Tengion, Inc. and the investors party thereto, dated October 2, 2012

10.2	Facility Agreement by and between Tengion, Inc. and the lenders party thereto, dated October 2, 2012

10.3	Security Agreement by and between Tengion, Inc. and the secured parties thereto, dated October 2, 2012

10.4	Registration Rights Agreement by and between Tengion, Inc. and the parties thereto, dated October 2, 2012

10.5	Escrow Agreement by and between Tengion, Inc., Ballard Spahr LLP as escrow agent, and the parties thereto, dated October 2, 2012

10.6	Right of First Negotiation Agreement by and between Tengion, Inc. and Celgene Corporation, dated October 2, 2012

10.7	First Amendment of Venture Loan and Security Agreement by and between Tengion, Inc., Horizon Credit II LLC and Horizon Technology Finance Corporation, dated October 2, 2012

10.8	Joinder Agreement by and between Tengion, Inc. and Horizon Credit II LLC, dated October 2, 2012

10.9	Termination Agreement by and between Tengion, Inc. and Medtronic, Inc., dated October 2, 2012

99.1	Press Release, dated October 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: October 4, 2012	By:	/s/ A. Brian Davis
Chief Financial Officer and Vice President, Finance